                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          UBS AG                   UBS PREFERRED FUNDING           UBS PREFERRED FUNDING
                                      COMPANY LLC IV                     TRUST IV
(Exact name of Registrant as    (Exact name of Registrant as     (Exact name of Registrant
  Specified in its Charter)       Specified in its Charter)     as Specified in its Charter)

  SWITZERLAND           98-0186363             DELAWARE             APPLIED FOR            DELAWARE                APPLIED FOR
(State or Other      (I.R.S. Employer       (State or Other       (I.R.S. Employer       (State or Other         (I.R.S. Employer
Jurisdiction of       Identification        Jurisdiction of        Identification        Jurisdiction of          Identification
Incorporation or          Number)          Incorporation or            Number)           Incorporation or            Number)
 Organization)                               Organization)                                Organization)

        BAHNHOFSTRASSE 45, ZURICH,                 C/O WILMINGTON TRUST COMPANY                   THE CORPORATION TRUST COMPANY
   SWITZERLAND, 011 41-1-234 11 11 AND               1100 NORTH MARKET STREET                          1209 ORANGE STREET
        AESCHENVORSTADT 1, BASEL,                   WILMINGTON, DELAWARE 19890                     WILMINGTON, DELAWARE 19801
     SWITZERLAND, 011 41-61-288 20 20                       302-651-118                                   302-658-7581
     (Address and Telephone Number of            (Address and Telephone Number of             (Address and Telephone Number of
Registrant's Principal Executive Offices)    Registrant's Principal Executive Offices)    Registrant's Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

Securities Act registration file number to which this form relates: 333-62448

Securities to be registered pursuant to Section 12(b) of the Act:

                       Title of Each Class                                              Name of Each Exchange on
                       to be so Registered                                        Which Each Class is to be Registered
                       -------------------                                        ------------------------------------
Trust Preferred Securities of UBS Funding Trust IV                                    New York Stock Exchange, Inc.
Company Preferred Securities of UBS Preferred Funding LLC IV                          New York Stock Exchange, Inc.*
Subordinated Guarantee of UBS AG with respect to the                                  New York Stock Exchange, Inc.*
Noncumulative Company Preferred Securities.

Securities to be registered pursuant to Section 12(g) of the Act:
None

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*     Not for trading, but only in connection with the registration of the Trust
      Preferred Securities.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

            The description of the securities to be registered hereby is incorporated by reference to the description that appears under the captions "Description of Trust Preferred Securities", "Description of Company Preferred Securities" and "Description of UBS AG Subordinated Guarantee" in the Prospectus relating to the Registrants' Registration Statement on Form F-3 (the "Form F-3") under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the "SEC") on December 19, 2002, as amended (File No. 333-64844).

Item 2. EXHIBITS

            The following exhibits have been incorporated by reference into this registration statement filed with the SEC.

      Exhibit No.                                     Description
      -----------                                     -----------
          4.1          Form of Amended and Restated Trust Agreement of UBS Preferred Funding
                       Trust IV of the Trust (incorporated herein by reference to Exhibit 4.5 to the Form F-3).

          4.2          Form of Amended and Restated Limited Liability Agreement of UBS
                       Preferred Funding Company LLC IV (incorporated herein by reference to
                       Exhibit 4.7 to the Form F-3).

          4.3          Form of Subordinated Guarantee Agreement for UBS Preferred Funding
                       Company LLC IV (incorporated by reference to Exhibit 4.9 to the Form
                       F-3).

         25.2          Statement of Eligibility on Form T-1 of Wilmington Trust Company, as
                       Trustee for UBS Preferred Funding Trust IV  (incorporated herein by reference to Exhibit 25.2 to the Form F-3)

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 22, 2003
                                                  UBS AG



                                         By:   /S/    Robert Mills
                                              ----------------------------------
                                               Name:  Robert Mills
                                               Title: Managing Director



                                         By:   /S/    Mark Ritter
                                               ---------------------------------
                                               Name:  Mark Ritter
                                               Title: Managing Director


                                         UBS Preferred Funding Company LLC IV



                                         By:   /S/    Robert Mills
                                               ---------------------------------
                                               Name:  Robert Mills
                                               Title: President and Managing
                                                      Director


                                         By:   /S/    Mark Ritter
                                               ---------------------------------
                                               Name:  Mark Ritter
                                               Title: Vice President


                                         UBS Preferred Funding Trust IV


                                         By:   UBS Preferred Funding Company LLC
                                                  IV, as Grantor



                                         By:   /S/    Robert Mills
                                               ---------------------------------
                                               Name:  Robert Mills
                                               Title: President and Manging
                                                      Director


                                         By:   /S/    Mark Ritter
                                               ---------------------------------
                                               Name:  Mark Ritter
                                               Title: Vice President